Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as the principal executive officer or principal financial and accounting officer of Medical Solutions Management Inc. (the “Company”), that, to his knowledge, the Annual Report of the Company on Form 10-KSB for the period ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. § 78m or 78o(d)) and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-KSB. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 15, 2008	/s/ Lowell M. Fisher
Lowell M. Fisher
Interim Chief Executive Officer (principal executive officer)

Date: April 15, 2008	/s/ EJ McLean
EJ McLean
Vice President, Controller (principal financial and accounting officer)